UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

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N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]                              Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                 Entry Into a Material Agreement

On June 10, 2016, Alexandria Real Estate Equities, Inc. (the “Company”) issued and sold $350,000,000 aggregate principal amount of its 3.95% Senior Notes due 2027 (the “Notes”) in a registered public offering pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.  The Notes are governed by the terms of an Indenture, dated as of November 17, 2015 (the “Base Indenture”), by and among the Company, as issuer, Alexandria Real Estate Equities, L.P., as guarantor (the “Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 2, dated as of June 10, 2016 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and among the Company, the Guarantor and the Trustee.

The Notes bear interest at a rate of 3.95% per year, from and including June 10, 2016 or the most recent interest payment date to which interest has been paid, and are payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2017.  The Notes mature on January 15, 2027.  The Notes are fully and unconditionally guaranteed, on a senior basis, by the Guarantor (the “Guarantee”), are the unsecured senior obligations of the Company and rank equally with the Company’s existing and future unsecured senior indebtedness.

The Company has the option to redeem all or a part of the Notes at any time or from time to time.  Before October 15, 2026, the redemption price for the Notes will equal the sum of (i) 100% of the principal amount of the Notes being redeemed, (ii) accrued and unpaid interest thereon, if any, to the date of the redemption, and (iii) a make-whole amount.  On or after October 15, 2026, the redemption price for the Notes will be equal to the sum of 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption.

The Indenture contains covenants that, among other things, limit the ability of the Company, the Guarantor and the Company’s subsidiaries to (i) consummate a merger, consolidation or sale of all or substantially all of the Company’s assets and (ii) incur secured or unsecured indebtedness.  These covenants are subject to a number of important exceptions and qualifications.

The Indenture also provides for customary events of default.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding Notes will become due and payable immediately without further action or notice.  If any other event of default under the Indenture occurs and is continuing, the Trustee or holders of not less than 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing descriptions of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by the full text of the Base Indenture, the Second Supplemental Indenture and the form of the Note and Guarantee, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K pertaining to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 9.01                                 Financial Statements and Exhibits

(d)                         Exhibits

4.1*                    Indenture, dated as of November 17, 2015, among Alexandria Real Estate Equities, Inc., Alexandria Real Estate Equities, L.P. and Wilmington Trust, National Association, as trustee, filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 17, 2015.

4.2                            Supplemental Indenture No. 2, dated as of June 10, 2016, by and among Alexandria Real Estate Equities, Inc., Alexandria Real Estate Equities, L.P. and Wilmington Trust, National Association, as trustee.

4.3                            Form of 3.95% Senior Note due 2027 (included in Exhibit 4.2 above).

5.1                            Opinion of Venable LLP.

5.2                            Opinion of Morrison & Foerster LLP.

8.1                            Tax Opinion of Morrison & Foerster LLP.

23.1                    Consent of Venable LLP (included in opinion filed as Exhibit 5.1).

23.2                    Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 5.2).

23.3                    Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1).

(*) Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 10, 2016	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer